Exhibit 99.1

38 th Annual JP Morgan Healthcare Conference

Forward-Looking Statements & Other Important Cautions

- This presentation contains forward-looking statements within the meaning of safe harbor of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws including statements about Idera Pharmaceuticals, Inc.'s (the "Company" or "Idera") expectations for, and obligations under, the content contained in this presentation. All statements, other than statements of historical fact, included or incorporated in this presentation, including statements regarding the Company's strategy, future operations, collaborations, intellectual property, cash resources, financial position, future revenues, projected costs, prospects, plans, objectives of management, stockholder value, commercial and expansion opportunities, possible indications, and clinical trial plans, including enrollment and timing of results, are forward-looking statements. The words "believes," "anticipates," "estimates," "plans," "expects," "intends," "may," "could," "should," "potential," "likely," "projects," "continue," "will," "schedule," and "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on the Company's current expectations and projections about future events and various assumptions. Idera cannot guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company's forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may be beyond Idera's control, and which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance, or achievements expressed or implied by such forward-looking statements. There are a number of important factors that could cause Idera's actual results to differ materially from those indicated or implied by its forward-looking statements, including, without limitation: whether the Company's cash resources will be sufficient to fund the Company's continuing operations and the further development of the Company's programs; whether interim results from a clinical trial will be predictive of the final results of the trial; whether results obtained in preclinical studies and clinical trials will be indicative of the results that will be generated in future clinical trials, including in clinical trials in different disease indications; whether products based on Idera's technology will advance into or through the clinical trial process on a timely basis or at all and receive approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies; and whether, if the Company's products receive approval, they will be successfully distributed and marketed. All forward-looking statements included in this presentation are made as of the date hereof, and are expressly qualified in their entirety by this cautionary notice and additional risks and uncertainties, including, without limitation, those risks and uncertainties described in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and otherwise in the Company's filings and reports filed with Securities and Exchange Commission. While Idera may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

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© 2020 Idera

Injecting a New Solution to Advance Cancer Immunotherapy Near Term Value Growth Driven by Tilsotolimod • Phase 3 Trial at 94% of Target Enrollment • MSS - CRC Cohort Underway • Collaborations with BMS and AbbVie • Strong Exclusivity Proposition • Financial Flexibility Secured

© 2020 Idera Tilsotolimod is designed to stimulate the immune system Administered locally, this potentially this will lead to better systemic patient outcomes with checkpoint inhibitors 4

High Unmet Medical Need in Metastatic Melanoma for Patients who Progress after PD-1 Inhibitors

Historical Data of 321 Patients Suggest ipilimumab Monotherapy ORR Range of 4-16%*

N=	ORR	References
97	13%	Long, et al., Presentation at Society for Melanoma Research 2016 Congress, 2016 (post-hoc analysis of KEYNOTE-006 patients who received ipilimumab monotherapy following failure of pembrolizumab)
60	4%	Fujisawa, et al., Retrospective study of advanced melanoma patients treated with ipilimumab after nivolumab: Analysis of 60 Japanese patients, J. Dermatol. Sci. 2018 Jan ; 89(1): 60-66
47	4%	Weichenthal, et al., Presentation at the 2019 ASCO Annual Meeting, Salvage Therapy after Failure From Anti PD-1 Single Agent Treatment, A Study by the German ADOReg Melanoma Registry
47	16%	Zimmer, et al., Ipilimumab alone or in combination with nivolumab after progression on anti PD-1 therapy in advanced melanoma, Eur. J. Cancer 2017; 75-47-55
40	10%	Bowyer, et al., Efficacy and toxicity of treatment with the anti-CTLA-4 antibody ipilimumab in patients with metastatic melanoma after prior anti-PD-1 therapy. Br. J. Cancer. 2016;114(10):1084–1089.
30	7%	Muto, et al., Investigation of clinical factors associated with longer overall survival in advanced melanoma patients treated with sequential ipilimumab, J. Dermatology, 2019; 46; 498-506

* There are three additional studies of n=9, n=8, n=7 respectively: *Aya, et al.*, Future Oncol. 2016; 12(23):2683-2688 (ORR=22%); *Jacobsoone-Ulrich et al.*, Melanoma Research 2016, 26:2 (2016) (ORR=50%); Saijo, et al., Tohoku J. Exp. Med., 2019, 248, 37-43 (ORR=0%)

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© 2020 Idera

© 2020 Idera 6 Heading Towards our First Commercial Opportunity • High unmet need in anti - PD1 - refractory patients • U.S. Peak year sales estimate > $500 million, if approved 2 Est. U.S. addressable patient population at 2025 1 18,000 8,000 1L PD1-refractory Unresectable metastatic melanoma 1 Proprietary Idera Commercial Research 2 Based on current company forecast through 2030

ILLUMINATE 301 A Randomized Phase 3 Study of Tilsotolimod in Combination With Ipilimumab Compared With Ipilimumab Alone in Patients With Advanced Melanoma Following Progression On or After Anti - PD - 1 Therapy 7

© 2020 Idera ILLUMINATE - 301 Randomized Trial Design 8 Endpoints Primary endpoint family • ORR by independent review per RECIST v1.1 • OS Key secondary endpoints • Durable response rate • Time to response • Progression - free survival • Patient - reported outcomes • Safety i.v. , intravenous; i.t., intratumoral; ORR, overall response rate; OS, overall survival, Patient Stratification • Duration of prior anti - PD - 1 therapy ( < 12 or ≥ 12 weeks) • Metastasis stage (M1c or other) • BRAF mutation status and prior targeted therapy • BRAF wild type, mutation positive with, or without prior targeted

© 2020 Idera ILLUMINATE - 301 • 427 of 454 patients randomized • 94% of target enrollment • Enrollment completion expected Q1 2020 • Data expected Q4 2020/Q1 2021 Progress Update 9 * Enrollment Update as of 1/13/2020 94%

© 2020 Idera Strong Exclusivity • Composition of Matter Patent Exclusivity – Provides exclusivity until 2030 (estimated), inclusive of patent term extension • Method - of - Use Patent – Covers certain melanoma treatments in combination with therapies targeting CTLA - 4, PD - 1, or PD - L1 – Estimated expiration in September 2037 • Orphan Drug Designation – Granted “for treatment of melanoma Stages IIb to IV.” Three Sources of Exclusivity for Tilsotolimod 10

Reasons to Believe • Encouraging Clinical Data • Translational Data 11

© 2020 Idera Patients: Adults with unresectable or metastatic melanoma • Radiologic (RECIST v1.1) or symptomatic progression on or after a PD - 1 inhibitor • ≥21d from most recent aPD - 1 • Prior ipilimumab allowed • BRAFwt: 2 lines systemic therapy • BRAF v600 : 3 lines systemic therapy • Ocular melanoma excluded Phase 1 dose - finding (n=18) tilsotolimod (4, 8, 16, 32 mg) + ipilimumab Phase 2 (n ≈ 52) tilsotolimod 8mg + ipilimumab 1 2 3 5 8 11 17 23 29 Predose 24 hr biopsy Biopsy Biopsy * ipilimumab , i.v . tilsotolimod, intratumoral injection * * * * Indicates disease assessment ILLUMINATE - 204 A Prelude to 301

© 2020 Idera ILLUMINATE - 204 Results to Date Imply Potential for Clinically Meaningful Benefit 13 Best Overall Response tilsotolimod + ipilimumab (N=49) 1 ipilimumab monotherapy post PD - 1 (N=321) 2 (pooled post - hoc analysis of six studies) Overall Response Rate (CR or PR) 24% (12) 4 - 16% Disease Control Rate (CR, PR, or SD) 71% (35) 17 - 45% 1 49 of 52 subjects had at least 1 post - baseline disease assessment at time of August data update further updated in October 2019 for confirmed responses. 2 References available on Slide 5 • 11 of 12 responses confirmed per RECIST v1.1 – 3 Confirmed Complete Responses (CR) • 5 of 10 RECIST v1.1 responses evaluable for durability (>6 mos.) to date • Median OS (overall survival) not yet reached (min/max: 1.6 – 35 mos.) • Safety profile observed consistent with previously reported results

© 2020 Idera ILLUMINATE 204 Percent (%) Change from Baseline 14 August 2019 Data Update All Target Tumors

© 2020 Idera ILLUMINATE 204 Percent (%) Change from Baseline 15 August 2019 Data Update Injected Tumors

© 2020 Idera ILLUMINATE - 204 Percent (%) Change from Baseline 16 August 2019 Data Update Un - Injected Tumors, Demonstrating Abscopal Effect

© 2020 Idera 17 ILLUMINATE 204 Summary Final Data Planned for Q2 2020 • As of the latest data update: 1 – Response rates (ORR/DCR) are greater than historical control – Median overall survival (OS) is not yet reached • Translational data demonstrated proof of mechanism for tilsotolimod : – Rapid induction of IFN α (within 24 hours) – Responses observed in tumors not expected to respond to ipilimumab alone based on HLA - ABC low baseline expression Final 204 Data to include Safety, ORR, Median OS and Durability 1 August 28, 2019 Data Update from ILLUMINATE - 204, Form 8K

Tilsotolimod Expansion Opportunity Beyond Melanoma 18

© 2020 Idera 19 ILLUMINATE - 101 Monotherapy Study Duration of Stable Disease By Tumor Type

© 2020 Idera Tilsotolimod Induces Rapid Gene Expression in the Tumor Microenvironment, Regardless of Tumor Type 20 N = 15 pairs ILLUMINATE 204 ILLUMINATE 101

© 2020 Idera ILLUMINATE - 206 • Phase 2 multicohort protocol design – Individual cohorts for each tumor type and combination – Cohorts designed with 2 parts o Part 1: Safety, signal finding o Part 2: Randomized, controlled expansion of Part 1 indications Evaluation of Tilsotolimod Combined with Immunotherapy Agents for the Treatment of Solid Tumors 21 First Indication • MSS CRC cohort; tilso + nivo + ipi • 1st 10 Patients Enrolled, Safety and initial ORR data expected Q2 2020

© 2020 Idera 22 Expanding Potential Growth Opportunities • Moderate response to cornerstone anti - PD1 • Goal to increase number of approved settings Emerging I/O addressable tumors “Cold” tumors unaddressable with current I/O • Significant opportunity in tumors with: • Low mutation load • Low dendritic cell infiltration • Bioinformatics research ongoing to identify attractive tumor targets 1 Proprietary Idera Commercial Research 2 NSCLC, head and neck, colorectal, bladder and gastric Est. U.S. addressable patient population at 2025 1,2 200,000 1L PD1-refractory 234,000

© 2020 Idera 23 Clinical Collaboration with AbbVie Further Broadens Expansion Efforts

© 2020 Idera 24 Financials • Recently completed private placement for up to $97.7M ($10.1M received at closing); • Including initial recent proceeds, cash runway anticipated into Q1 2021; and • Financing provides financial resources for critical upcoming catalyst and potentially beyond.

© 2020 Idera 25 2020: Turning A “Cold” Company “Hot”? • Completion of ILLUMINATE - 301 Enrollment – 1Q 2020 • Interim Data (First 10 MSS - CRC patients) from ILLUMINATE - 206 – 2Q 2020 • Topline Data from ILLUMINATE - 204 – 2Q 2020 • Data from ILLUMINATE - 301 – Q4 2020/Q1 2021